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                                                                      Exhibit 16

November 18, 1998

Securities and Exchange Commission
Mail 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Metallurg, Inc. dated November 16, 1998.

Yours truly,

   /s/ Deloitte & Touche LLP

cc:  Mr. Barry C. Nuss
     Metallurg, Inc.